FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment to Sublease Agreement ("**Amendment**") is entered into effective June 1, 2005 (the "**Effective Date**") by and between TAMALPAIS BANK, a California corporation ("**Tenant**") and CITIBANK (WEST), FSB, a federal savings bank ("**Landlord**").

RECITALS:

A. Landlord is the master lessee of an office building commonly known as 630 Las Gallinas, San Rafael, California (the "**Building**"). Landlord, through its predecessor(s) in interest, and Tenant, through its predecessor(s) in interest, entered into a Sublease Agreement dated August 25, 2000 (as modified or amended, the "**Lease**") for certain office space known as Suite 100 and consisting of approximately 4,455 rentable square feet (the "**Premises**") on the first floor of the Building, as more fully described in the Lease. The Lease has subsequently been modified.

B. Landlord, through its predecessor(s) in interest, has also entered into various subleases (the "**Third Party Subleases**") of the remainder of the Building with third parties (the "**Third Party Subtenants**").

C. Landlord and Tenant desire to amend the Lease in several respects on the terms and subject to the covenants and conditions set forth herein so that, among other things, as the various Third Party Subleases expire or are sooner terminated, the premises covered by the expiring or terminated Third Party Sublease will be added to the Premises.

THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Term: The term of the Lease is extended through December 16, 2013.

2. Premises:

(a) As of the Effective Date, the Lease shall be modified such that certain office space known as Suite 300 and consisting of approximately 1,980 rentable square feet on the third floor of the Building shall be deemed added to the Premises.

(b) The following additional office space in the Building shall be deemed added to the Premises as of the date the applicable Third Party Sublease covering such applicable space expires or is sooner terminated:

(i) Certain office space known as Suite 200 and consisting of approximately 1,126 rentable square feet on the second floor of the Building, the estimated availability date of which is either October

1, 2005 or October 1, 2010 depending on whether the current tenant of the space exercises a renewal option.

(ii) Certain office space known as Suite 205 and consisting of approximately 1,278 rentable square feet on the second floor of the Building, the estimated availability date of which is thirty (30) to sixty (60) days after the Effective Date.

(iii) Certain office space known as Suite 215 and consisting of approximately 1,274 rentable square feet on the second floor of the Building, the estimated availability date of which is January 1, 2007.

(iv) Certain office space known as Suite 310 and consisting of approximately 1,150 rentable square feet on the third floor of the Building, the estimated availability date of which is thirty (30) to sixty (60) days after the Effective Date.

(v) Certain office space known as Suite 320 and consisting of approximately 690 rentable square feet on the third floor of the Building, the estimated availability date of which is thirty (30) to sixty (60) days after the Effective Date.

(c) The parties agree that for the purposes of this Amendment, the total rentable square footage of the Building is approximately 11,953 rentable square feet. For purposes of this Amendment, the additional office space described in Sections 2(a) and (b) hereof are collectively referred to as the "**Additional Premises**."

(d) (i) If Landlord for any reason whatsoever cannot deliver possession of all or any of the Additional Premises to Tenant on the applicable estimated availability date for any reason whatsoever, this Amendment and the Lease shall not be affected thereby or void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the term of the Lease be in any way further extended, and the parties hereto further agree that any such failure shall in no wise affect the obligations of Tenant under the Lease.

(ii) Tenant hereby agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Landlord under and by virtue of the Third Party Subleases, accruing or obligated to be performed from and after the Effective Date (except for Landlord's maintenance obligations under the Third Party Subleases with respect to the sidewalls and foundation of the Building, unless caused by an act or omission of Tenant or any of Tenant's agents, contractors or employees).

Landlord hereby appoints Tenant as its agent, at no Landlord cost or liability, for the sole limited purpose of the administration and enforcement of the Third Party Subleases after the Effective Date (the "**Appointment**"), including, but not limited to, collection of rent and the exercise of Landlord's rights and remedies in the event of default under the Third Party Subleases, with full right and power to take any act with respect to the Third Party Subleases in Tenant's discretion that Landlord would be entitled to do in the reasonable and equitable administration of the terms of such Third Party Subleases subject to the following provisions of this Section. If any such action with respect to a Third Party Sublease in Tenant's name shall be barred by reason of lack of privity or non-assignability, Tenant may take such action in Landlord's name, at no Landlord cost or liability, provided that Tenant is not in default under the Lease beyond any applicable grace periods and copies of all papers and notices of all disputes, defaults and/or proceedings with respect to the Third Party Subleases shall be promptly given to Landlord so that Landlord may be kept fully informed in respect thereof. Notwithstanding anything to the contrary, Tenant shall not, without Landlord's prior written approval, perform any act or fail to perform any act which may subject Landlord or any Landlord affiliate to any actual or threatened default under the Master Lease, costs, sanctions, penalties or liability, including personal liability. Tenant shall indemnify, defend, protect and hold harmless Landlord, Landlord's affiliates, agents, employees, officers and directors from and against any and all claims, demands, damages, costs or liability, including, without limitation, attorney's fees, arising from or in any way related to Tenant's or any of Tenant's agents, contractors or employees, actions, failure to act or negligent actions or omissions arising out of or related in any manner to the Appointment and/or the performance of the obligations of Landlord under the Third Party Subleases from and after the Effective Date. The obligations of Tenant contained in this Section shall survive the expiration or early termination of the Lease.

3. <u>**Rent**</u>:

(a) Notwithstanding any other provision of the Lease, as of the Effective Date, Tenant shall pay Basic Rent for the Premises as if Tenant were the sole subtenant of the Building. Therefore, as of the Effective Date the monthly Base Rent for the Premises shall be calculated at the monthly rate of $1.42 per square foot of the Building (11,953 square feet) or Sixteen Thousand Nine Hundred Seventy-three and 26/100 Dollars ($16,973.26) per month, subject to increase as provided in Section 4.2 of the Lease and Section 4 hereof.

(b) Because Tenant will be paying rent to Landlord as if Tenant were occupying the entire Building, as of the Effective Date Tenant will be

entitled to collect and retain all rental, service fees and payments of every kind payable after the Effective Date by the Third Party Subtenants to Landlord under the Third Party Subleases. In addition, Tenant will be entitled to the benefit of any and all security for the performance of the Third Party Subleases paid by the Third Party Subtenants to Landlord under the Third Party Subleases, all of which Landlord will hold for the benefit of Tenant subject to the applicable provisions of the Third Party Subleases.

4. <u>Rent Adjustments</u>:

(a) As of the Effective Date, the second sentence of Section 4.2 of the Lease is hereby deleted and replaced with the following:

"Basic Rent shall be adjusted effective upon the beginning of the month immediately following the expiration of thirty-six (36) months from the Effective Date and upon the expiration of each thirty-six (36) months thereafter (each date is hereinafter referred to as an "**adjustment date**") in accordance with changes in the CPI."

(b) As of the Effective Date, the last sentence of Section 4.2 of the Lease shall be modified by replacing the phrase "the previous year's adjustment date" appearing therein to "the previous adjustment date".

5. <u>Condition of Premises/Building and Maintenance and Repairs</u>:

(a) As of the Effective Date, Tenant agrees to take the Building, Premises and the Additional Premises (as such Additional Premises become part of the Premises) and accepts the same in their "AS IS" condition with no representation or warranty as to their condition or suitability for Tenant's intended use whatsoever and with no obligation on the part of Landlord to make any alterations or modifications to the Premises or any area outside the Premises.

(b) Notwithstanding anything to the contrary contained in the Lease, Tenant, at its sole cost and expense, shall assume Landlord's obligations as to maintenance and repairs under the Lease and Master Lease, including, but not limited to, **Section 10.1** of the Lease which maintenance and repair obligations shall include the roof of the Building and the parking area but shall exclude the sidewalls and foundation of the Building which Landlord shall maintain subject to and in accordance with **Section 10.1** of the Lease and which shall constitute Landlord's only maintenance and repair obligations under the Lease.

6. **Services and Utilities**: As of the Effective Date, Tenant, at its sole cost and expense, shall assume Landlord's obligations as to services and utilities under Section 8.1 of the Lease and Landlord's obligations as to utilities and services under the Master Lease, including, but not limited to, the payment for such services and utilities. Notwithstanding anything to the contrary contained in the Lease or otherwise, Tenant hereby acknowledges and agrees that Landlord shall have no obligation to furnish or supply any utilities or services.

7. **Taxes**: As of the Effective Date, Tenant, at its sole cost and expense, shall assume and be responsible for Landlord's obligations under Article IX (Taxes) of the Master Lease. Tenant shall furnish Landlord within ten (10) days after the date when any tax is due and payable under the Master Lease a copy of a canceled check or other proof reasonably satisfactory to Landlord evidencing the payment of the tax and, promptly, after receipt thereof, Tenant shall furnish Landlord with official receipts of the appropriate taxing authority when received.

8. **Miscellaneous Lease Modifications**:

(a) As of the Effective Date, Section 1(a) of the Lease is hereby modified as follows:

(i) reference to Articles "VII, IX" appearing in the first sentence of Section 1(a) is hereby deleted therefrom.

(ii) the phrase "(other than the obligation to pay rent under the Master Lease)" is hereby replaced with the following phrase "(other than the obligation to pay annual rent pursuant to paragraph 1(a) of Article IV of the Master Lease)."

(b) As of the Effective Date, the term "Premises" appearing in the Lease shall be deemed to include the "leased premises" as defined in the Master Lease.

(c) (i) Concurrent with the execution of this Amendment, Tenant shall deliver to Landlord the sum of $33,946.52 in the form of cash to be held by Landlord as an additional security deposit pursuant to the terms of Section 6(a) of the Lease.

(ii) The last sentence of Section 6(c) of the Lease is hereby deleted from the Lease in its entirety.

(d) In addition to Tenant's obligations as to insurance under Article 9 of the Lease, as of the Effective Date, Tenant, at its sole cost and expense, shall assume Landlord's obligations as to insurance under Article XIV of the Master Lease. Tenant agrees and acknowledges that the insurance

proceeds paid to Tenant under the insurance policy described in paragraph 1 of Article XIV of the Master Lease shall be held by Tenant as a trust fund and shall be used to pay for repairing and/or rebuilding the Premises subject to and in accordance with the terms of the Master Lease.

(e) As of the Effective Date, the third and fourth sentences of Section 33(c) of the Lease are hereby deleted from the Lease in their entirety.

9 **Notices or Demands**: The Lease is revised to change the address(es) for notices to Landlord to:

Landlord:

Citigroup-CRS
One Sansome Street, 7th Floor
San Francisco, California 94104
Attn: Real Estate Director

With a copy to:

Citigroup-CRS
820 Stillwater Road, C-115
West Sacramento, California 95605
Attn: Lease Administration

Copies of any notices commencing or relating to any default by, or action, suit or proceeding against Landlord arising under the Lease shall also be sent to:

Citigroup Inc.
Corporate Law Department
909 Third Avenue, 15th Floor
New York, New York 10043
Attn: Associate General Counsel Real Estate

10. **Brokers**:

a. Landlord represents and warrants that, except for Landlord's broker Mac Cranford of Orion Partners, Ltd. ("**Landlord's Broker**"), Landlord has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person, except for Landlord's Broker, initiated or participated in the negotiation of this Amendment. Tenant represents and warrants that, except for Tenant's broker Matt Brown of Meridian Commercial, Inc. ("**Tenant's Broker**"), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person, except for Tenant's Broker, initiated or participated in the negotiation of this Amendment. Landlord hereby agrees to indemnify and hold harmless Tenant from and against any and all demands, damages, costs, liabilities and claims, including without limitation attorney's fees, for commissions and fees arising out of a breach of the

foregoing representation of Landlord. Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all demands, damages, costs, liabilities and claims, including without limitation attorney's fees, for commissions and fees arising out of a breach of the foregoing representation of Tenant.

b. Landlord agrees to pay a leasing commission to Landlord's Broker pursuant to a separate agreement with such broker. Any division of such commission shall be pursuant to a separate agreement between Landlord's Broker and Tenant's Broker. Upon receipt of such commission(s), Landlord's Broker and Tenant's Broker shall each release Landlord from any and all claims for any commissions, finder's fees or broker's fees that arise out of or are in any way connected with this Amendment. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including reasonable attorney's fees) for any leasing commission, finder's fee or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, agent or finder.

11. **Invalidity of Particular Provisions**: If any term or provision of this Amendment or the application thereof to any third party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provisions to third parties or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Amendment shall be valid and be enforced to the fullest extent permitted by law.

12. **Counterparts**: This Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

13. **Effectiveness of Lease**: Except as set forth in this Amendment, all the provisions of the Lease shall remain unchanged and in full force and effect. Capitalized terms not otherwise defined herein are used as defined in the Lease. All references to the Lease, herein and in the Lease, shall mean the Lease (as defined above) as subsequently amended, including as amended by this Amendment. The Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. **Authority**: Each individual executing this Amendment represents and warrants for the benefit of the other that he or she is duly authorized to execute and deliver this Amendment, the consent of a third party is not required to render this Amendment effective, and this Amendment is binding upon such respective party in accordance with its terms.

15. **Relation to Third Party Subtenants**: On the Effective Date, or as soon thereafter as Landlord and Tenant agree on the text and procedures, Landlord and Tenant will jointly notify each Third Party Subtenant that (a) the Third Party Subtenant is to make all payments of rental, service fees and other payments due to Landlord under the Third Party Subleases after the Effective Date directly to Tenant, (b) Tenant is assuming Landlord's obligations under the Third Party Subleases (except as otherwise provided in Section 2(d)(ii) hereof) and that all requests

should be addressed to Tenant and (c) Tenant is Landlord's agent for the enforcement of the Third Party Subleases as provided in Section 2(d)(ii) hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

TENANT:

TAMALPAIS BANK,
a California corporation

By: [signature]
Name: Mark Garwood
Title: President/Chief Executive Officer

LANDLORD:

CITIBANK (WEST), FSB,
a federal savings bank

By: [signature]
Name: Brad S. Thomas
Title: Senior Vice President

BRAD S. THOMAS, VP
Citigroup Realty Services
One Sansome Street/7th Floor
San Francisco, CA 94104
(415) 658-4332
Emp. #00004856565